SCHEDULE 14A INFORMATION
  Proxy Statement Pursuant to Section 14(a) of the  Securities
                      Exchange Act of 1934
                      (Amendment No. ____)

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [ X ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                   First Mutual Bancorp, Inc.
            ----------------------------------------
        (Name of Registrant as Specified in its Charter)

                    Robert B. Pomerenk, Esq.
              Luse Lehman Gorman Pomerenk & Schick
             5335 Wisconsin Avenue, N.W., Suite 400
                     Washington, D.C.  20015
            ----------------------------------------
           (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or
    14a-6(j)(2)
[ ] $500 per each party to the controversy pursuant to Exchange
    Act Rule 14a-6(i)(3)
[ ] Fee computed on table below per Exchange Act Rules
    14a-6(i)(4) and 0-11

     1)   Title of each class of securities to which transaction
          applies:
          ______________________________
     2)   Aggregate number of securities to which transaction
          applies:
          ______________________________
     3)   Per unit price or other identifying value of
          transaction computed pursuant
          to Exchange Act Rule 0-11:
          ______________________________
     4)   Proposed maximum aggregate value of transaction:
          ______________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offset fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid:
     ____________________
2)   Form, Schedule or Registration Number:
     _____________________
3)   Filing Party:
     ____________________
4)   Date Filed:
     03/10/98

March 13, 1998


Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of First Mutual Bancorp, Inc. (the "Company"). The
Annual Meeting will be held at The Decatur Club, 158 West Prairie
Avenue, Decatur, Illinois at 3:00 p.m. (local time) on Thursday,
April 23, 1998.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of the Company and First Mutual Bank, S.B., the wholly owned subsidiary of the Company. Directors and officers of the Company, as well as a representative of our independent auditors, will be present to respond to any questions that stockholders may have.

The business to be conducted at the Annual Meeting includes the election of three directors and ratification of the appointment of Crowe, Chizek and Company LLP as auditors for the year ending
December 31, 1998.

The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interest of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible even if you currently plan to attend the Annual Meeting. Your vote is important, regardless of the number of shares that you own. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

Sincerely,



Paul K. Reynolds
President and Chief Executive Officer

                   FIRST MUTUAL BANCORP, INC.
                      135 East Main Street
                    Decatur, Illinois  62523
                         (217) 429-2306

                            NOTICE OF
                 ANNUAL MEETING OF STOCKHOLDERS
                  To Be Held On April 23, 1998

     Notice is hereby given that the Annual Meeting of First
Mutual Bancorp, Inc. (the "Company") will be held at The Decatur
Club, 158 West Prairie Avenue, Decatur, Illinois, on Thursday,
April 23, 1998 at 3:00 p.m., local time.

     A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

     The Annual Meeting is for the purpose of considering and acting upon:

     1.   The election of three directors of the Company;

     2. The ratification of the appointment of Crowe, Chizek and Company LLP as auditors for the Company for the year ending
December 31, 1998; and

such other matters as may properly come before the Annual
Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual
Meeting.

     Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which by original or later adjournment the Annual Meeting may be adjourned. Stockholders of record at the close of business on March 6, 1998, are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available at the main office of the Company for a period of ten days prior to the Annual Meeting, and will also be available for inspection at the Meeting itself.

     EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

                         By Order of the Board of Directors



                         G. Lynn Brinkman
                         Secretary
Decatur, Illinois
March 13, 1998


-----------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE ANNUAL MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
-----------------------------------------------------------------

                         PROXY STATEMENT
                               of
                   FIRST MUTUAL BANCORP, INC.
                      135 East Main Street
                    Decatur, Illinois  62523
                         (217) 429-2306

-----------------------------------------------------------------
                 ANNUAL MEETING OF STOCKHOLDERS
                         April 23, 1998
-----------------------------------------------------------------


     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of First Mutual Bancorp, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting"), which will be held at The Decatur Club, 158 West Prairie Avenue, Decatur, Illinois, on Thursday, April 23, 1998 at 3:00 p.m., local time, and all adjournments thereof. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about March 13, 1998.

-----------------------------------------------------------------
                      Revocation of Proxies
-----------------------------------------------------------------

     Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Where no instructions are indicated, proxies will be voted "FOR" the election of the nominees for director named in this Proxy Statement and "FOR" the ratification of Crowe, Chizek and Company LLP as auditors for the year ending December 31, 1998.

     The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

     Proxies may be revoked by sending written notice of revocation to the Secretary of the Company, G. Lynn Brinkman, at the address of the Company shown above. The presence at the Meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

-----------------------------------------------------------------
         Voting Securities and Principal Holders Thereof
-----------------------------------------------------------------

     Holders of record of the Company's common stock, par value $.10 per share (the "Common Stock") as of the close of business on March 6, 1998 (the "Record Date") are entitled to one vote for each share then held, except as described below. As of the Record Date, the Company had 3,507,070 shares of Common Stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

     In accordance with the provisions of the Company's Certificate of Incorporation, record holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote with respect to the shares held in excess of the Limit. The Company's Certificate of Incorporation authorizes the Board of Directors
(i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board to implement and apply the Limit.

     As to the election of Directors, the proxy card being provided by the Board of Directors enables a stockholder to vote FOR the election of the three nominees proposed by the Board, or to WITHHOLD AUTHORITY to vote for the nominees being proposed. Under Delaware law and the Company's Certificate of Incorporation and Bylaws, Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which authority to vote for the nominees being proposed is withheld.

     As to the ratification of the appointment of independent auditors, the proxy card being provided by the Board of Directors enables a stockholder to check the appropriate box on the proxy card to (i) vote "FOR", (ii) vote "AGAINST", or (iii) vote to "ABSTAIN" from voting on, such matter. An affirmative vote of the holders of a majority of the Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote is required to constitute ratification by the stockholders. Shares as to which the "ABSTAIN" box has been selected on the proxy card will be counted as shares present and entitled to vote and will have the effect of a vote against the matter for which the "ABSTAIN" box has been selected. In contrast, broker non-votes will not be counted as shares present and entitled to vote and will have no effect on the vote on the matter presented.

     Proxies solicited hereby will be returned to the Company, and will be tabulated by inspectors of election designated by the Board.

     Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC") regarding such ownership pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). The following table sets forth, as of the Record Date, the shares of Common Stock beneficially owned by directors and nominees individually, by named executive officers individually, by executive officers and directors as a group and by each person who was the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock on the Record Date. This information is based solely on information supplied to the Company and the filings required pursuant to the Exchange Act.


                                    Amount of Shares
                                     Owed and Nature   Percent of Shares
Name and Address of                   of Beneficial     of Common Stock
Beneficial Owner                        Ownership         Outstanding
------------------------------------------------------------------------

Directors and Officers(1)

C. Robert Chastain                       39,100            1.11%
Paul K. Reynolds                        122,451            3.49
Richard L. Jacobs                        38,800            1.11
Glen J. Whitney                          38,800            1.11
Roy M. Ousley                            29,300             .84
Robert D. Nichols                        40,000            1.14
Jon D. Robinson                             500             .01
David G. Weber                           46,533            1.33
G. Lynn Brinkman                         35,352            1.01
Gary M. Walters                          31,648             .90
Jimmy W. Goatley                         39,641            1.13
Philip J. Duffy                          29,773             .85

All executive officers and directors
as a group (12 persons)(4)              491,898           14.03%

                                           -----------------------------------
                                           (footnotes begin on following page>

First Mutual Bank, S.B.
 Employee Stock Ownership Plan(2)
135 East Main Street
Decatur, Illinois  62523                282,000            8.04%

John Hancock Advisers, Inc.(3)
101 Huntington Avenue
Boston, Massachusetts                   238,000            6.79%

-------------------------


(1) Unless otherwise indicated, includes shares held directly by the individuals as well as by spouses, in trust and other indirect forms of ownership over which shares the individuals effectively exercise sole or
shared voting and investment power.   Also includes shares that may be
acquired pursuant to presently exercisable options.
(2) Under the First Mutual Bank, S.B. Employee Stock Ownership Plan (the "ESOP"), shares allocated to participants' accounts are voted in accordance with the participants' directions. Unallocated shares held by the ESOP are voted by the ESOP Trustee in the manner calculated to most accurately reflect the instructions it has received from the participants regarding the allocated shares. As of the Record Date, 92,002 shares of Common Stock were allocated under the ESOP.
(3) Pursuant to Schedule 13G filed with the Securities and Exchange Commission in January 1998, on behalf of the John Hancock Mutual Life Insurance Company ("JHMLICO"), JHMLICO's wholly-owned subsidiary, John Hancock Subsidiaries, Inc. ("JHSI"), JHSI's wholly-owned subsidiary, The Berkeley Financial Group ("TBFG") and TBFG's wholly-owned subsidiary, John Hancock Advisers, Inc. ("JHA"). JHA has direct beneficial ownership of the 238,000 shares. Through their parent-subsidiary relationship to JHA, JHMLICO, JHSI and TBFG have indirect beneficial ownership of these same shares, according to the Schedule 13G.
(4) Excludes 282,000 shares of Common Stock or 8.04% of the shares of Common Stock outstanding, owned by the Company's ESOP for the benefit of the employees of the Bank. Under the terms of the ESOP, shares of Common Stock allocated to the account of employees are voted in accordance with the instructions of the respective employees. Unallocated shares are voted by the ESOP trustee in the manner calculated to most accurately reflect the instructions it has received from the participants regarding the allocated shares, unless its fiduciary duty requires otherwise. As of the Record Date, 92,002 shares of Common Stock have been allocated under the ESOP.
(5) Total Common Stock outstanding does not include shares that may be acquired pursuant to presently exercisable options.


-----------------------------------------------------------------
                PROPOSAL I--ELECTION OF DIRECTORS
-----------------------------------------------------------------

     The Company's Board of Directors is composed of seven members. The Company's bylaws provide that approximately one-third of the directors are to be elected annually. Directors of the Company are generally elected to serve for a three year period or until their respective successors shall have been elected and shall qualify. Three directors will be elected at the Meeting to serve for three-year terms and until their respective successors have been elected and qualified. The Board of Directors has nominated to serve as directors C. Robert Chastain, Richard L. Jacobs and Glen J. Whitney, each of whom is currently a member of the Board of Directors.

     The following table sets forth certain information regarding the composition of the Company's Board of Directors, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Meeting for the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the proxy holders may recommend. At this time, the Board of Directors knows of no reason why the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominees and any other person pursuant to which the nominees were selected.

PAGE

                                                                           Shares of
                                                                          Common Stock
                                                                          Beneficially
                            Positions Held       Director  Current Term   Owned on the      Percent
Name                Age(1)   with the Bank        Since(1)   To Expire     Record Date     Of Class
---------------------------------------------------------------------------------------------------
                                                        NOMINEES

Richard L. Jacobs    65  Director               1987       1998          38,800(7)        1.11
Glen J. Whitney      69  Director               1985       1998          38,800(8)        1.11
C. Robert Chastain   66  Chairman of the Board  1984       1998          39,100(4)        1.11


                                             DIRECTORS CONTINUING IN OFFICE

Paul K. Reynolds     49  President and Chief    1991       2000         122,451(3)        3.49%
                         Executive Officer
                         and Director
Jon D. Robinson      51  Director               1997       2000             500            .01
Robert D. Nichols    74  Director               1974       1999          40,000(5)        1.14
Roy M. Ousley        75  Director               1978       1999          29,300(6)         .84


-----------------------------
(1)  As of December 31, 1997.
(2)  The year of initial appointment refers to appointment to the Board of Directors of
     First Mutual Bank, S.B., the Company's mutual predecessor.
(3)  Includes 47,000 shares that may be acquired pursuant to presently exercisable options.
(4)  Includes 9,400 shares that may be acquired pursuant to presently exercisable options.
(5)  Includes 9,400 shares that may be acquired pursuant to presently exercisable options.
(6)  Includes 9,400 shares that may be acquired pursuant to presently exercisable options.
(7)  Includes 9,400 shares that may be acquired pursuant to presently exercisable options.
(8)  Includes 9,400 shares that may be acquired pursuant to presently exercisable options.

/TABLE

     The principal occupation during the past five years of each director, nominee for director and named executive officer of the Company is set forth below. References to the "Company" include the Company's mutual predecessor. All directors and executive officers have held their present positions for five years unless otherwise stated.

     Robert D. Nichols has been a Director since 1974.  Mr.
Nichols operated Nichols Advertising until 1992.  Currently, Mr.
Nichols is the Owner of Nova Gallery of Art and Framing.

     Richard L. Jacobs has been a Director since 1987.  Mr.
Jacobs is owner and operator of Jacobs Farms. Mr. Jacobs was a member of the Board of Directors for the Farm Credit Services of East Central Illinois during the period 1983-1989.

     C. Robert Chastain has been a Director since 1984.  Mr.
Chastain is a pharmacist and recently retired as President of Family Drug Stores.

     Roy M. Ousley has been a Director since 1978. Prior to his retirement in 1992, Mr. Ousley was owner and operator of R.M.
Martin and Company, a retail jewelry and art business.

     Jon D. Robinson was appointed by the Board of Directors in March 1997, to serve the unexpired term of Richard J. Welsh. He was elected by the stockholders in April 1997, to serve a three year term. Mr. Robinson is a partner in the law firm Campbell & Robinson, Decatur, Illinois, where he has practiced law since 1971.

     Glen J. Whitney has been a Director since 1985. Mr. Whitney is President of Clayton Sales Company, distributors of energy savings equipment.

     Paul K. Reynolds is President, Chief Executive Officer, and a Director. Mr. Reynolds joined the Bank as Vice President in May 1988 and became Senior Vice President in July 1988. He was appointed Senior Executive Vice President and Managing Officer in November 1988 before being named to his present position in January 1990. He has been a Director since 1991.

     Philip J. Duffy is Senior Vice President and Senior Lending Officer. Prior to joining the Bank in January 1995, Mr. Duffy was a Senior Vice President at Bank of Illinois, Champaign, Illinois, where he was head of corporate banking and commercial lending since 1985.

     David G. Weber is Senior Vice President -- Retail
Banking/Operations Officer. Prior to being appointed to his current position in June 1995, Mr. Weber was Senior Vice
President of Retail Banking/Operations for First of America Bank,
Decatur, Illinois, since 1989.

     G. Lynn Brinkman is Vice President, Secretary, Treasurer and
Chief Financial Officer. Prior to being appointed to his current position in July 1992, Mr. Brinkman was Treasurer of the Bank since 1981.

     Gary M. Walters is Vice President in charge of residential mortgage lending. Mr. Walters has been a Vice President since
1977.

     Jimmy W. Goatley is Vice President of retail banking. Mr. Goatley was appointed Vice President of retail banking in September 1989. Prior to being appointed Vice President of retail banking, he was Vice President in charge of training and branch management since January 1988.

Ownership Reports by Officers and Directors

     The Common Stock of the Company is registered pursuant to
Section 12(g) of the Exchange Act. The officers and directors of the Company and beneficial owners of greater than 10% of the Company's Common Stock ("10% beneficial owners") are required to file reports on Forms 3, 4, and 5 with the SEC disclosing changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company's Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Company's Common Stock to file a Form 3, 4 or 5 on a timely basis. The Company believes that, during the year ended December 31, 1997, all filing requirements under SEC rules applicable to the Company's officers, directors and 10% beneficial owners were complied with on a timely basis with the exception of Director Robinson, who failed to timely file an initial report on Form 3; Director Jacobs, who failed to timely file a report on Form 4; and officers Reynolds, Goatley, Walters, Brinkman, Weber and Duffy who failed to timely file on Form 5 upon the allocation of ESOP shares on December 31, 1996.

-----------------------------------------------------------------
        Meetings and Committees of the Board of Directors
-----------------------------------------------------------------

     The business of the Company's Board of Directors is conducted through meetings and activities of the Board and its committees. First Mutual Bank, S.B. (the "Bank") is the wholly owned subsidiary of the Company, and the Company presently does not currently conduct any business separate from its ownership of all of the outstanding common stock of the Bank. The Board of Directors of the Company held 12 regular and one special meetings during 1997. During that period, no director attended fewer than 75 percent of the total meetings of the Board of Directors of the Company and of the Bank, and committees on which such director served.

     The Company and the Bank maintain a Finance Committee. In addition to this committee, the Bank maintains an Audit/Compliance Committee, a Personnel/Compensation Committee, a Loan Committee and a Planning/Marketing Committee. C. Robert Chastain, Chairman of the Board of the Company and the Bank, is a non-voting ex officio member of each committee of the Company and the Bank.

     The Company's Finance Committee consists of Messrs. Whitney, Ousley and Robinson. The Finance Committee communicates, coordinates, and controls the Bank's asset-liability management policies and procedures, and establishes and monitors the volume and mix of assets and funding sources. The Finance Committee met 12 times during the year ended December 31, 1997.

     The Bank's Audit/Compliance Committee consists of Messrs. Ousley, Jacobs and Robinson. The Audit/Compliance Committee meets with the Bank's independent and internal auditors and communicates its findings to the Board of Directors, establishes policies to assure full disclosure of financial results and condition, reviews audit procedures and works to improve internal auditing functions and internal controls and monitors CRA, consumer protection laws and regulatory reporting requirements. The Audit/Compliance Committee reports to the full Board of Directors on a regular basis. The Audit/Compliance Committee met four times during the year ended December 31, 1997.

     The Bank's Personnel/Compensation Committee consists of Messrs. Jacobs, Nichols and Whitney. The Personnel/Compensation Committee reviews overall salary recommendations, reviews and approves all bonuses and/or incentive programs, and approves salaries for key officers. The Personnel/Compensation Committee meets as needed, and met three times during the year ended December 31, 1997.

     The Loan Committee consists of two members of the full Board of Directors (on a monthly rotating basis) and the Chief Executive Officer and the Chief Lending Officer. As of December 31, 1997, the director members of the Loan Committee were Messrs. Chastain and Jacobs. The Loan Committee reviews general loan and appraisal guidelines and approves all loan requests in excess of $500,000 and up to $2 million (or $3 million if the Loan Committee is supplemented by an additional outside member of the Board of Directors). The Loan Committee meets as needed, and generally at least once a month. The Committee met 24 times during 1997.

     The Bank's Planning/Marketing Committee consists of Messrs. Nichols, Jacobs and Whitney. The Planning/Marketing Committee considers business planning, branching, mergers, acquisitions, and plant and equipment and also handles all marketing functions for the Bank, such as sales, advertising, promotions, and public relations. The Planning/Marketing Committee met three times during 1997.

     The Company's Nominating Committee is not a standing committee but is convened as needed and is composed of the full Board of Directors. While the Committee will consider nominees recommended by stockholders, it has not actively solicited recommendations from stockholders. Nominations by stockholders must comply with certain procedural and informational requirements set forth in the Company's Bylaws.

-----------------------------------------------------------------
                     Executive Compensation
-----------------------------------------------------------------

     The following table sets forth the cash compensation paid by the Company for services during the years ended December 31, 1997, 1996 and 1995 to the Chief Executive Officer of the Company. Other than Mr. Reynolds, no executive officer of the Company received compensation during such years in excess of $100,000.

                                SUMMARY COMPENSATION TABLE


                                                                 Long-Term Compensation
                                                                 ----------------------

                                         Annual Compensation            Awards
                                     -------------------------   ----------------------

                                                                 Restricted
                                                                   Stock        Options/    All Other
   Name and                             Base                      Award(s)        SARs     Compensation     Other Annual
Principal Position          Year     Salary($)(1)     Bonus($)     ($)(2)        (#)(3)       ($)(4)       Compensation(5)
--------------------------------------------------------------------------------------------------------------------------

Paul K. Reynolds,           1997     $159,021       $     -      $      -      $      -    $20,900          $56,404
President and Chief         1996     $142,771       $25,000       705,000       117,500    $21,050          $39,938
Executive Officer           1995     $133,472       $20,000             0             0    $20,050          $27,821


________________________________
(1)  Includes the use of an automobile and life insurance premiums, the aggregate value of which did not exceed the lesser of $50,000 or 10% of the executive's cash compensation.
(2)  The restricted stock award for Mr. Reynolds consists of 47,000 shares of Common Stock whose value was calculated based on the reported closing price per share of the Common
Stock at December 31, 1996 of $15.00 per share.  The 47,000 shares awarded vest in equal installments over five years, with the first such installment vesting on July 25, 1996, the date of award.  All such shares will be immediately vested upon termination of employment due to death, disability or following a change in control of the Bank or the
Company.  Any cash or stock dividends paid with respect to the restricted stock award will be paid to Mr. Reynolds pursuant to the terms of the plan, regardless of whether such shares have vested.  See "Benefits--Recognition and Retention Plan".
(3)  The options reflected in the table vest in five equal annual increments commencing on
July 25, 1996, the date of grant, and are fully exercisable upon termination of employment due to death, disability, normal retirement or following a change in control of the Bank or the Company.  The exercise price of all such options is $11.75 per share, the fair market value of the underlying shares of Common Stock on the date of grant.  As of
December 31, 1997, options to acquire 47,000 shares of Common Stock were exercisable.  See
"Benefits--Stock Option Plan".
(4)  Consists of aggregate directors' fees, including deferred fees.
(5)  Represents contributions on behalf of the executive under the Company's Profit
Sharing Plan for 1997, 1996 and 1995 (but does not include earnings on such contributions)
and includes the value of allocated ESOP shares for 1996 valued at $15.00 per share, the reported closing price of the Common Stock on December 31, 1996 and at $25.00 per share, the reported closing price of the Common Stock at December 31, 1997.

PAGE

Stock Performance Graph

                            6/30/95  12/31/95  12/31/96  12/31/97

First Mutual Bancorp, Inc.     0      37        55.5      161.9
NASDAQ Composite Index         0      12.7      38.3       68.2
SNL Thrift Index               0      20.1      54.3      159.1



Compensation Committee Interlocks and Insider Participation

     The Bank retains the principal responsibility for the compensation of the officers, directors and employees of the Company and the Bank. The Company does not currently maintain a Compensation Committee; instead, compensation for employees of the Bank and the Company, including executive officers, is fixed by the Personnel/Compensation Committee of the Bank. The Personnel/Compensation Committee currently consists of Directors Jacobs, Nichols and Whitney. The Personnel/Compensation Committee meets as needed, and during the year ended December 31, 1997, the Personnel/Compensation Committee met three times.

Report of the Personnel/Compensation Committee on Executive
Compensation

     Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to its Chief Executive Officer and other executive officers. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Personnel/Compensation Committee of the Bank's Board of Directors has prepared the following report for inclusion in this Proxy Statement.

     The Personnel/Compensation Committee annually reviews the performance of the Chief Executive Officer and other executive officers and recommends changes to base compensation as well as the level of bonus, if any, to be awarded. The Personnel/Compensation Committee also approves any perquisites payable to the executive officers. In determining whether to recommend an increase to the base salary of the Chief Executive Officer and other executive officers, the Personnel/Compensation Committee takes into account individual performance, performance of the Bank and the Company, the size of the Bank and the complexity of its operations, and information regarding compensation paid to executives performing similar duties for financial institutions in the Bank's market area. In evaluating changes to compensation, the Personnel/Compensation Committee uses an annual survey of executive compensation for peer institutions developed by America's Community Bankers, the Bank's trade association, the Sheshunoff Executive Compensation Survey, as well as information on compensation paid by employers in the Bank's market area developed from local publications.

     While the Personnel/Compensation Committee does not use strict numerical formulas to determine recommendations for changes in compensation for the Chief Executive Officer, and while it weighs a variety of different factors in its deliberations, it has emphasized and will continue to emphasize earnings, profitability, capital position and income level, and return on average assets as factors in setting the compensation of the Chief Executive Officer. Other non-quantitative factors considered by the Personnel/Compensation Committee in 1997 included achievement of goals and objectives of the Business Plan, general management oversight of the Bank, the quality of communication with the Board of Directors, the productivity of employees, and the Bank's record of compliance with regulatory requirements. Finally, the Personnel/Compensation Committee considered the standing of the Bank with customers and the community, as evidenced by the level of customer/community complaints and compliments. While each of the quantitative and non-quantitative factors described above was considered by the Personnel/Compensation Committee, such factors were not assigned a specific weight in evaluating the performance of the Chief Executive Officer. Rather, all factors were considered, and based upon the effectiveness of such officers in addressing each of the factors, and the range of compensation paid to officers of peer institutions, the Personnel/Compensation Committee approved an increase in the base salary of the Chief Executive Officer.

         This report has been provided by the Personnel/
                    Compensation Committee:
    Richard L. Jacobs, Robert D. Nichols and Glen J. Whitney

Severance Arrangements

     Employment Agreement. The Bank has entered into an employment agreement with Paul K. Reynolds, President and Chief Executive Officer of the Bank and the Company. The employment agreement is intended to ensure that the Bank will be able to maintain a stable and competent management base. The continued success of the Bank depends to a significant degree on the skill and competence of the President and Chief Executive Officer.

     The employment agreement for Mr. Reynolds provides for a one-year term. On each anniversary of the commencement date of the employment agreement, the Board of Directors may extend the employment agreement for an additional year such that the remaining term shall be one year, unless written notice of nonrenewal is given by the Board of Directors after conducting a performance evaluation of the executive. The agreement provides that the base salary of Mr. Reynolds will be reviewed annually. In addition to the base salary, the employment agreement provides that the executive is to receive all benefits provided to permanent full-time employees of the Bank, including among other things, participation in stock benefit plans, incentive compensation plans and other fringe benefits applicable to executive personnel. The employment agreement provides for termination by the Bank for cause, as defined, at any time. In the event the Bank chooses to terminate Mr. Reynolds' employment for any reason other than (i) for cause, (ii) the executive's disability, as defined, or death, (iii) the executive's retirement, as defined, or (iv) upon the termination of his employment for reasons other than a change in control, as defined; or in the event of an executive's resignation from the Bank upon (i) failure to re-elect him to his current office, (ii) a material change in his functions, duties or responsibilities which change would cause his position to become one of lesser responsibility, importance or scope, (iii) relocation of his principal place of employment by more than 30 miles or material reduction in benefits or perquisites, (iv) the liquidation or dissolution of the Bank or the Company, or (v) a breach of the agreement by the Bank, the executive, or in the event of his death, his beneficiary, would be entitled to receive an amount equal to the greater of the remaining payments, including base salary, bonuses and other payments due under the remaining term of the employment agreement or three times the average of the executive's base salary for the three preceding years, including bonuses and other cash compensation paid, and the amount of any benefits received pursuant to any employee benefit plans maintained by the Bank. At the discretion of the Bank's Board of Directors, the executive may receive a severance payment in an amount up to the average of the three preceding years' salary in the event the executive voluntarily terminates employment prior to a change in control of the Bank.

     If termination, whether voluntary or involuntary, follows a change in control of the Bank during the term of the agreement other than for death, disability, or for cause, the executive or, in the event of death, his beneficiary, would be entitled to a payment equal to the greater of (i) the payments due under the remaining term of the employment agreement or (ii) 2.99 times the average of the executive's base salary for the five preceding years, including bonuses and other taxable compensation paid. Payments to the executive under the agreement will be guaranteed by the Company. The Bank would also continue the executive's life, health, and disability coverage for the remaining unexpired term of the employment agreement to the extent allowed by the plan or policies maintained by the Bank from time to time. For these purposes, a "change in control" is defined generally to mean: (i) a plan of reorganization, merger or sale of substantially all of the assets of the Bank or the Company that is not approved by a majority of the Board of Directors of the Bank or the Company; (ii) certain changes to the Board of Directors of the Bank or the Company or changes in beneficial ownership of the Company representing 25% or more of the combined voting power of the Company's securities; (iii) a change in control as defined by the Bank Holding Company Act; or (iv) a change that would be required to be reported in response to Item 1(a) of Form 8-K.

     The employment agreement provides that for a period of one year following termination the executive agrees not to compete with the Bank or the Company in any city, town or county in which the Bank or the Company maintains an office or has filed an application to establish an office. Any termination payments made pursuant to the employment agreement would have to comply with applicable law.

Directors' Compensation

     The directors of the Company are currently those individuals serving as directors of the Bank. During the year ended December 31, 1997 the Company paid aggregate directors' fees of $26,650 and the Bank paid aggregate directors' fees (including fees deferred at the election of individual directors) of $117,950 to the seven persons who served as directors of the Company and the Bank during the year. Each member of the Board is paid an annual retainer of $3,600 and $16,800, payable monthly, for attendance at regular meetings of the Board of Directors of the Company and the Bank, respectively. Each Board member is also paid $250 for each special meeting of the Company and the Bank attended. In addition, the Bank pays $150 per meeting to Bank directors who attend the Loan Committee meetings. The Bank paid a total of $7,200 in fees for attendance at such Committee meetings during the year ended December 31, 1997.

Benefits

     Profit Sharing Plan. All full-time employees of the Bank who have attained age 21 and have at least one year of service with the Bank during which they have worked 1,000 hours or more are eligible to participate in the Bank's Profit Sharing Plan, a tax-qualified plan. The plan is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and is a defined contribution plan to which the Bank, but not Bank employees, may make annual contributions. The Bank's contribution to the plan for each plan year is a sum that the Bank, by action of the Board of Directors, authorizes (so long as the contribution for any plan year does not exceed the maximum amount deductible for federal income tax purposes). Bank contributions and plan forfeitures are allocated among plan participants in the proportion that the compensation of each participant bears to the total compensation of all participants. Earnings and appreciation on plan assets are allocated among the participants based on the respective participant's account balance.

     If a participant's employment is terminated, voluntarily or involuntarily, for any reason other than death, retirement or disability, the participant's interest in his or her individual account balances shall vest as follows:


                        Completed              Vested
                    Years of Service         Percentages
                    ----------------         -----------

                         1                         10%
                         2                         20
                         3                         30
                         4                         40
                         5                         60
                         6                         80
                         7 or more                100


     For the year ended December 31, 1997, the Bank contributed a total of $311 to the Profit-Sharing Plan account of Mr. Reynolds, the only Company executive officer whose total individual annual compensation exceeded $100,000 in 1997. At December 31, 1997, the Profit-Sharing Plan account of Mr. Reynolds totaled $209,021.

     Director Deferred Compensation Agreement. The Bank maintains a non-tax-qualified deferred compensation plan for directors (the "Directors Plan"). Each director may voluntarily defer all or a portion of his annual director fees into the Directors Plan. The deferred amounts, plus earnings, will be paid to the director, as a retirement benefit, upon the attainment of the director's benefit eligibility date, or upon the disability of the director. In the event the director incurs a financial hardship, the director may request a financial hardship benefit, which will be approved or rejected in the sole discretion of the Bank. In the event of the director's death prior to the commencement of benefits, a survivor benefit will be paid to the director's beneficiary.

     Messrs. Ousley, Robinson, Reynolds, Chastain, Jacobs,
Nichols, and Whitney have elected to defer directors' fees under the Directors Plan. For the year ended December 31, 1997, $78,000 of directors' fees and $20,430 in interest was deferred under the Directors Plan.

     Directors Emeritus Plan. Upon reaching age 65 with 8 years of service as a director, each director, who is not also an officer of the Bank, shall upon retirement from the Board of Directors become a "Director Emeritus" if such director agrees to perform consulting services for the Board of Directors. Under the current plan, in consideration of his services as a Director Emeritus, each Director Emeritus will receive a sum equal to 10% of the annual fees paid to the active directors of the Bank from time to time, multiplied by his years of service as an active director, not to exceed 90% of the current annual fees paid to active directors of the Bank, provided that a Director Emeritus will not be compensated as such for a number of years which exceeds the number of years that he served as an active director of the Bank. Upon the death, disability or unwillingness of a Director Emeritus to provide further consulting services, no further benefits will be paid to such Director Emeritus.

     Supplemental Retirement Income Plans. On August 1, 1994, the Bank established a non-tax-qualified executive supplemental retirement plan (the "SERP") for the benefit of certain executive officers. The SERP provides a supplemental retirement income benefit in an annual amount equal to the projected annual salary of the executive at retirement, multiplied by a wage replacement percentage and reduced by any amounts received from other benefit plans of the Bank. Mr. Reynolds' wage replacement percentage is eighty percent of his final average salary. Benefits under the SERP are payable to an executive upon the attainment of each executive's normal retirement date. In the event of an executive's voluntary or involuntary termination of employment, other than for cause, the executive is entitled to the vested portion of his or her accrued benefit under the SERP. Benefits will be payable in a lump sum or in monthly installments beginning on the executive's normal retirement date and continuing for a period of 180 months. Payments to an executive, or to his beneficiary, may be made from the SERP upon the executive's death, or total or permanent disability. The SERP is considered an unfunded plan for tax and ERISA purposes. In connection with the adoption of the SERP, the Bank purchased life insurance on the participants in the SERP and the Directors Plan. The cash surrender value of that insurance was approximately $3.5 million at December 31, 1997. For financial statement purposes, the Bank recorded a negative expense of $121,499 for 1997 relating to its obligations under the SERP. The cash surrender value of the life insurance increased by $281,000 during 1997. All obligations arising under the SERP are payable from the general assets of the Company. The SERP was effective on August 1, 1994.

     Employee Stock Ownership Plan and Trust. The Bank has established an Employee Stock Ownership Plan. The ESOP is a tax-qualified plan subject to the requirements of ERISA and the Internal Revenue Code. Employees with a 12-month period of employment with the Bank during which they worked at least 1,000 hours and who have attained age 21 are eligible to participate. As part of the Company's initial public offering, the ESOP borrowed funds from the Company and used the funds to purchase 8% of the Common Stock issued in the offering, or 376,000 shares. Collateral for the loan is the Common Stock purchased by the ESOP. The loan will be repaid principally from the Bank's contributions to the ESOP over a period of up to 10 years. The payment of principal or interest on the loan is not guaranteed by the Bank. Shares purchased by the ESOP are held in a suspense account for allocation among participants as the loan is repaid.

     Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loan are allocated among participants on the basis of compensation in the year of allocation, up to an annual adjusted maximum level of compensation. Benefits generally vest at the rate of 10% per year for the first four years of credited service and 20% per year of credited service from the fifth to seventh year, until a participant is 100% vested in his account balance after seven years of credited service. Service with the Bank's mutual predecessor is counted towards a participant's credited service. Forfeitures are reallocated among remaining participating employees in the same proportion as contributions. Benefits may be payable upon death, retirement, early retirement, disability or separation from service. The Bank's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

     In connection with the establishment of the ESOP, a committee of three directors was selected by the Bank to administer the ESOP (the "ESOP Committee"). An unrelated corporate trustee for the ESOP was appointed prior to the completion of the offering. The ESOP Committee may instruct the trustee regarding investment of funds contributed to the ESOP. The ESOP trustee generally will vote all shares of Common Stock held under the ESOP in accordance with the written instructions of the ESOP Committee. In certain circumstances, however, the ESOP trustee must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees, and unallocated shares and shares held in the suspense account in a manner calculated to most accurately reflect the instructions the ESOP trustee has received from participants regarding the allocated stock, subject to and in accordance with the fiduciary duties under ERISA owed by the ESOP trustee to the ESOP participants. Under ERISA, the Secretary of Labor is authorized to bring an action against the ESOP trustee for the failure of the ESOP trustee to comply with its fiduciary responsibilities. Such a suit could seek to enjoin the ESOP trustee from violating its fiduciary responsibilities and could result in the imposition of civil penalties or criminal penalties if the breach is found to be willful.

     Stock Option Plan. In July 1996, the stockholders of the Company approved the Company's 1996 Stock Option Plan (the "Stock Option Plan"), pursuant to which certain key employees and nonemployee directors of the Company and its affiliates, including the Bank, are eligible to participate. A committee consisting of the nonemployee directors of the Board of Directors of the Company (the "Committee") determines the grant of options to employees. Options granted to nonemployee directors under the Stock Option Plan are awarded under a formula pursuant to which each nonemployee director received options to purchase 23,500 shares of Common Stock of the Company. Options must be exercised within ten years from the date of grant. The exercise price of the options must be at least 100% of the fair market value on the underlying Common Stock at the time of the grant. The exercise price of each option granted to nonemployee directors is $ 11.75, the last reported trading price of the Common Stock on the date of grant. Set forth in the following table is certain additional information concerning options outstanding to Mr. Reynolds at December 31, 1997.

PAGE

                                            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                                        FISCAL YEAR-END OPTION VALUE


                                                        Number of Securities
                                                       Underlying Unexercised      Value of Unexercised In-
                                                             Options at            The-Money Options at
                                                           Fiscal Year-End           Fiscal Year-End(2)
                       Shares Acquired      Value
Name                     Upon Exercise   Realized(1)   Exercisable/Unexercisable  Exercisable/Unexercisable

Paul K. Reynolds            --            $--              47,000/70,500             $622,750/$934,125


____________________________________
(1)  Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of Common Stock that would be received upon exercise, assuming such exercise occurred on December 31, 1997, at which date the last reported price of the Common Stock as quoted on the Nasdaq Market was $25.00.

/TABLE

     All nonstatutory stock options awarded to outside directors vest at the rate of twenty percent (20%) of the initially awarded amount per year commencing with the vesting of the first installment on the date of grant, and succeeding installments on each anniversary of the date of grant provided the participant maintains continuous service as an outside director or director emeritus. Nonstatutory stock options awarded to employees are exercisable in installments, as determined by the Committee, which also determines the date on which each installment shall become exercisable. Incentive stock options granted under the Plan will vest in an employee at the rate or rates determined by the Committee. Awards to employees will become fully vested and 100% exercisable upon termination of service due to death, disability or normal retirement. In the event of a change in control of the Bank or the Company, nonstatutory stock options awarded to employees will become fully vested and incentive stock options will become fully vested in the event of the employee's subsequent termination of employment. All options granted to outside directors will be 100% exercisable in the event of a change in control of the Bank or the Company, or in the event the optionee terminates service due to death or disability. Unvested options will be forfeited by an outside director upon termination of service for cause, failure to seek reelection, failure to be reelected, or resignation from the Board, provided, however, that unvested options will not be forfeited if an outside director terminates service on the Board but continues to serve the Bank or the Company as a director emeritus.

     Recognition and Retention Plan. In July 1996, the stockholders of the Company approved the Company's 1996 Recognition and Retention Plan (the "Recognition Plan"), as a method of providing certain key employees and nonemployee directors of the Bank and/or the Company with a proprietary interest in the Company in a manner designed to encourage such persons to remain with the Bank and the Company.

     A committee of the Board of Directors of the Company composed of "disinterested" directors administers the Recognition Plan and makes awards to executive officers and certain key employees. Pursuant to the Plan, 9,400 shares of Common Stock were awarded to each of the nonemployee directors of the Company and 47,000 shares were awarded to Mr. Reynolds, President and Chief Executive Officer of the Company

     Participants in the Recognition Plan earn (become vested in) shares of Restricted Stock covered by an award and all restrictions are expected to lapse over a period of time commencing from the date of the award; provided, however, that the Committee may accelerate or extend the earnings rate on any awards made to officers and employees after the effective date of the Recognition Plan. Awards to outside directors vest at the rate of twenty percent (20%) of the initially awarded amount per year commencing with the first installment being earned as of the date of grant, and succeeding installments being earned on each anniversary of the date of grant, provided that the recipient maintains continuous service as a director or a director emeritus. Awards to employees become fully vested upon termination of employment due to death, disability or normal retirement or following a termination of employment upon or following a change in the control of the Bank or the Company. Upon termination of employment for any other reason, unvested shares are forfeited. Awards to outside directors become fully vested upon an outside director's disability, death, or following termination of service upon or following a change in control of the Bank or the Company. Unvested shares of Restricted Stock would be forfeited by an outside director upon termination of services for cause, failure to seek reelection, failure to be reelected, or resignation from the Board; provided, however, that unvested shares of Restricted Stock would not be forfeited if an outside director terminates service on the Board but continues to serve the Bank or the Company as a director emeritus.

-----------------------------------------------------------------
            Transactions with Certain Related Persons
-----------------------------------------------------------------

     Federal law requires that all loans or extensions of credit to executive officers and directors of financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features.

     The Bank makes loans to its directors and executive officers in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and such loans do not involve more than the normal risk of collectability or present other unfavorable features.

     As of December 31, 1997, the aggregate principal balance of loans outstanding for all directors and the one officer whose annual compensation exceeded $100,000 during 1997, and all such directors, officers, and family members was $101,978 and $506,219, respectively.

-----------------------------------------------------------------
      PROPOSAL II--RATIFICATION OF APPOINTMENT OF AUDITORS
-----------------------------------------------------------------

     The Board of Directors of the Company has approved the engagement of Crowe, Chizek and Company LLP to be the Company's auditors for the year ending December 31, 1998, subject to the ratification of the engagement by the Company's stockholders. At the Annual Meeting, stockholders will consider and vote on the ratification of the engagement of Crowe, Chizek and Company LLP for the year ending December 31, 1998. A representative of Crowe, Chizek and Company LLP is expected to attend the Annual Meeting to respond to appropriate questions and to make a statement if he so desires.

     In order to ratify the selection of Crowe, Chizek and Company LLP as the auditors for the year ending December 31, 1998, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification. The Board of Directors recommends a vote "FOR" the ratification of Crowe, Chizek and Company LLP as auditors for 1998.

-----------------------------------------------------------------
                      STOCKHOLDER PROPOSALS
-----------------------------------------------------------------

     In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office, 135 East Main Street, Decatur, Illinois 62523, no later than November 27, 1998. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act as administered by the SEC.

-----------------------------------------------------------------
                          MISCELLANEOUS
-----------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment.

     The cost of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

                         BY ORDER OF THE BOARD OF DIRECTORS



                         G. Lynn Brinkman
                         Secretary





Decatur, Illinois
March 13, 1998

                         REVOCABLE PROXY

                   FIRST MUTUAL BANCORP, INC.
                 ANNUAL MEETING OF STOCKHOLDERS
                         April 23, 1998

     The undersigned hereby appoints the official proxy committee consisting of those members of the Board of Directors not nominated to the Board of Directors, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the First Mutual Bancorp, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Meeting") to be held at The Decatur Club, 158 West Prairie Avenue, Decatur, Illinois at 3:00 p.m. (local time) on Thursday, April 23, 1998. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

                                                VOTE
                                        FOR   WITHHELD

1. The election as directors of all     /  /    /  /
   nominees listed below (except as
   marked to the contrary below)

   C. Robert Chastain
   Richard L. Jacobs
   Glen J. Whitney

                                        FOR   AGAINST   ABSTAIN
2. The ratification of the              /  /    /  /      /  /
   appointment of Crowe, Chizek
   and Company LLP as auditors
   for the year ending December 31,
   1998.
                                        /  /    /  /      /  /

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Meeting.

     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Meeting, a proxy statement dated March 13, 1998, and audited financial statements.


Dated: ----------------, 1998      /  /

                                   Check Box if You Plan
                                   to Attend Annual Meeting


------------------------------     ------------------------------
PRINT NAME OF STOCKHOLDER          PRINT NAME OF STOCKHOLDER


------------------------------     ------------------------------
SIGNATURE OF STOCKHOLDER           SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.




-----------------------------------------------------------------
   Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.
-----------------------------------------------------------------